UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 15, 2009

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

916-355-4000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 15, 2009, GenCorp Inc. (“GenCorp”) issued a press release announcing the pricing of an offering of $150 million aggregate principal amount of Convertible Subordinated Debentures due 2039 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The debentures will have an interest rate of 4.0625%.  The closing is expected to occur on December 21, 2009, subject to customary closing conditions.   GenCorp has granted the initial purchasers of the debentures the option, exercisable within 30 days, to purchase up to an additional $50 million aggregate principal amount of the debentures solely to cover over-allotments, if any.  A copy of the press release is attached hereto as Exhibit 99.1.

GenCorp is furnishing the information contained in this Current Report on Form 8-K pursuant to Item 7.01 in the event such information could be required to be disclosed by Regulation FD.  Such information (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer and Secretary

Dated: December 15, 2009

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 15, 2009.